Exhibit 3.2.1

AMENDED AND RESTATED
BYLAWS

OF

APEX 11 INC.,

a Delaware corporation

APEX 11 INC., a Delaware corporation (the “Corporation”), pursuant to the provisions of Section 109 of the Delaware General Corporation Law (the “DGCL”), hereby adopts these Amended and Restated Bylaws (the “Bylaws”) dated as of July 31, 2018. These Bylaws amend, restate, and supersede in their entirety any prior bylaws of the Corporation.

1. OFFICES

1.1       Registered Office. The registered office of Apex 11 Inc., a Delaware corporation (the

“Corporation”), is Harvard Business Services, Inc., 16192 Coastal Highway, Lewes, Delaware 19958, County of Sussex.

1.2       Other Offices. The Corporation also may have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

2. STOCKHOLDERS

2.1       Stockholder Meetings.

(a)               Time and Place of Meetings. Meetings of the stockholders shall be held at such times and places, either within or without the State of Delaware, as may from time to time be fixed by the Board of Directors and stated in the notices or waivers of notice of such meetings.

(b)               Annual Meeting. Annual meetings of stockholders shall be held on the 15th day of March or when otherwise designated by the Board of Directors. If a meeting date falls on a legal holiday, then the meeting shall be held on the next secular day following, or at such other date and time as may be set and stated in the notice of the meeting. At the annual meeting, stockholders shall elect a Board of Directors and transact such other business as properly may be brought before the annual meeting.

(c)                Special Meetings. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time only by the Chairman, the President, or the Board of Directors pursuant to a resolution approved by a majority of the whole Board of Directors, or at the request in writing of stockholders owning at least 10.0% of the capital stock issued and outstanding and entitled to vote. Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice of such meeting.

(d)               Notice of Meetings. Except as otherwise provided by law, the Certificate of
Incorporation, or these Bylaws, written notice of each meeting of the stockholders must be given not less than 10 days nor more than 60 days before the date of such meeting to each stockholder entitled to vote at the meeting, directed to such stockholder’s address as it appears on the books of the Corporation, such notice to specify the place, date, hour and purpose or purposes of such meeting. If mailed, such notice will be deemed to be given when deposited in the United States mail, postage prepaid, addressed to the stockholder at his or her address as it appears on the stock ledger of the Corporation. When a meeting of the stockholders is adjourned to another time or place, notice need not be given of when and where such adjourned meeting will resume if the time and place of the resumed meeting are announced at the meeting of the stockholders at which the adjournment is taken, unless the adjournment is for more than 30 days or unless after the adjournment a new record date or time is fixed for such adjourned meeting, in which event a notice of such adjourned meeting must be given to each stockholder of record entitled to vote at the adjourned meeting. Notice of the time, place and purpose of any meeting of the stockholders may be waived in writing either before or after such meeting and will be waived by any stockholder by such stockholder’s attendance at such meeting in person or by proxy. Any stockholder so waiving notice of a meeting will be bound by the proceedings of that meeting in all respects as if due notice of that meeting had been given.

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(e)                Quorum. Except as otherwise required by law, the Certificate of Incorporation, or these Bylaws, the holders of not less than a majority of the shares entitled to vote at any meeting of the stockholders, present in person or by proxy, will constitute a quorum and the affirmative vote of the majority of such quorum will be deemed the act of the stockholders. If a quorum fails to attend any meeting of the stockholders, the presiding officer of such meeting may adjourn such meeting from time to time to another place, date or time, until a quorum is present or represented. At such a previously adjourned meeting which is resumed and at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting of the stockholders as originally noticed.

2.2       Determination of Stockholders Entitled to Notice and to Vote. To determine the stockholders entitled to notice of any meeting of the stockholders or to vote at such meeting, the Board of Directors may fix in advance a record date as provided in Section 7.1 of these Bylaws, or if no record date is fixed by the Board of Directors, a record date will be the day before notice is sent.

2.3       Voting.

(a)                Except as otherwise required by law, the Certificate of Incorporation, or these
Bylaws, each stockholder present in person or by proxy at a meeting of the stockholders will be entitled to one vote for each full share of stock registered in the name of such stockholder on the record date fixed by the Board of Directors, these Bylaws or by law of the determination of stockholders entitled to vote at such meeting.

(b)               Every stockholder entitled to vote at a meeting of the stockholders may do so either (i) in person, or (ii) by one or more agents authorized by a written proxy executed by the stockholder or such stockholder’s duly authorized agent, whether by manual signature, typewriting, fax or otherwise as permitted by law. No proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

(c)                Voting may be by voice or by ballot, as the presiding officer of the meeting of the stockholders determines in his sole discretion. On a vote by ballot, each ballot must be signed by the stockholder voting, or by such stockholder’s proxy, and must state the number of shares voted.

(d)               In advance of or at any meeting of the stockholders, the Chairman of the Board or President may appoint one or more persons as inspectors of election (the “Inspectors”) to act at such meeting. Such Inspectors will take charge of the ballots at such meeting. After the balloting on any question, the Inspectors will count the ballots cast and make a written report to the secretary of such meeting of the results. Subject to the direction of the presiding officer of the meeting, the duties of such Inspectors may further include without limitation: determining the number of shares outstanding and the voting power of each; the shares represented at the meeting; the existence of a quorum; the authenticity, validity, and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes of consents and determining when the polls shall close; determining the result; and doing such acts as may be proper to conduct the election or vote with fairness to all stockholders. An Inspector need not be a stockholder, officer or director of the Corporation. Any officer of the Corporation may be appointed as an Inspector on any question other than a vote for or against such officer’s election to any position with the Corporation or on any other questions in which such officer may be directly interested. If there are three or more Inspectors, the determination, report or certificate of a majority of such Inspectors will be effective as if unanimously made by all Inspectors.

2.4       List of Stockholders. The officer who has charge of the stock ledger of the Corporation will prepare and make available, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at it, arranged in alphabetical order, showing the address and the number of shares registered in the name of each such stockholder. Such list will be open to the examination of any stockholder, for any purpose germane to such meeting, either at a place within the city where such meeting is to be held and which place must be specified in the notice of such meeting, or, if not so specified, at the place where such meeting is to be held. The list also must be produced and kept at the time and place of the meeting of the stockholders during the whole time thereof, and may be inspected by any stockholder who is present.

2.5       Action by Consent of Stockholders. Any action that can be taken at any annual or special meeting of the Stockholders of the Corporation may be taken without a meeting, prior notice or a vote if a consent or consents in writing setting forth the action so taken is signed by the stockholders holding the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted. The Secretary of the Corporation will record such written consent in the Minute Book of the Corporation under its proper date and deliver such written consent to the Corporation’s registered office.

2.6       Conduct of Meetings. The presiding officer of the meeting will have full and complete authority to determine the agenda, to set the procedures and order the conduct of meetings, all as deemed appropriate by such person in his sole discretion with due regard to the orderly conduct of business.

2.7       Notice of Agenda Matters. If a stockholder wishes to present to the Chairman of the

Board or the President an item for consideration as an agenda item for a meeting of stockholders, he or she must give timely notice to the Secretary of the Corporation and give a brief description of the business desired to be brought before the meeting. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made and provided further than any other time period necessary to comply with federal proxy solicitation rules or other regulations, if then applicable, shall be deemed to be timely.

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3. BOARD OF DIRECTORS

3.1       General Powers. Unless otherwise restricted by law, the Certificate of Incorporation, or these Bylaws as to action which shall be authorized or approved by the stockholders, and subject to the duties of directors as prescribed by these Bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be controlled by, the Board of Directors.

3.2       Election of Directors.

(a)               Number, Qualification, and Term of Office. The authorized number of directors of the Corporation shall be no less than one, nor more than nine directors. Unless otherwise restricted by law or the Certificate of Incorporation, the exact number of directors shall be determined from time to time by a resolution duly adopted by a majority of the whole Board of Directors. Directors need not be stockholders and may succeed themselves. Each director will hold office until the next annual election of directors and until such director’s successor is elected and qualified, or until such officer’s death, resignation or removal

(b)               Resignation. Any director may resign from the Board of Directors at any time by giving written notice to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or if the time when such resignation shall become effective shall not be so specified, then such resignation shall take effect immediately upon its receipt by the Secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(c)                Vacancies. Unless otherwise restricted by law or the Certificate of Incorporation, vacancies and new directorships resulting from an increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by the sole remaining director. Directors chosen as described in this Section 3.2(c) will hold office until their successors are duly elected at the annual meeting and qualified. If no directors are in office, an election may be held as provided by statute.

3.3       Meetings of the Board of Directors.

(a)       Regular Meetings. Regular meetings of the Board of Directors will be held without call at the following times:

(i)                 at such times as the Board of Directors may from time to time by resolution determine; and

(ii)               one-half hour prior to any special meeting of the stockholders and immediately following the adjournment of any annual or special meeting of the stockholders.

Notice of all such regular meetings hereby is dispensed with.

(b)       Special Meetings. Special meetings of the Board of Directors may be called by the Chairman, the President, or any two members of the Board of Directors pursuant to a resolution approved by a majority of the whole Board of Directors. Notice of the time and place of special meetings of the Board of Directors will be given by the Secretary or an Assistant Secretary of the Corporation, or by any other officer authorized by the Board of Directors. Such notice will be given to each director personally or by mail, messenger, telephone, fax, or by electronic transmission at such director’s business or residence address. Notice by mail must be deposited in the United States mail, postage prepaid, not later than the fifth day prior to the date fixed for such special meeting. Notice by telephone, fax or electronic transmission must be sent, and notice given personally or by messenger must be delivered, at least 24 hours prior to the time set for such special meeting. Notice of a special meeting of the Board of Directors need not contain a statement of the purpose of such special meeting.

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(c)                Adjourned Meetings. A majority of directors present at any regular or special meeting of the Board of Directors or any committee thereof, whether or not constituting a quorum, may adjourn any meeting from time to time until a quorum is present or otherwise. Notice of the time and place of resuming any adjourned meeting will not be required if the time and place are fixed during the meeting before it is adjourned.

(d)               Place of Meetings. Meetings of the Board of Directors, both regular and special, may be held either within or without the State of Delaware.

(e)                Participation by Telephone or Video Conference. Members of the Board of
Directors or any committee of it may participate in any meeting of the Board of Directors or committee through the use of conference telephone, video or similar communications equipment. So long as all members participating in such meeting can hear and speak to one another, such participation will constitute presence in person at such meeting.

(f)                 Quorum. At all meetings of the Board of Directors or any committee of it, a majority of the total number of directors of the entire then authorized Board of Directors or such committee will constitute a quorum for the transaction of business. The act of a majority of the directors present at any such meeting at which there is a quorum will be the act of the Board of Directors or any committee, except as may be otherwise specifically provided by law, the Certificate of Incorporation, or these Bylaws. A meeting of the Board of Directors or any committee at which a quorum initially is present may continue to transact business notwithstanding the withdrawal of directors so long as any action is approved by at least a majority of the required quorum for such meeting.

(g)               Waiver of Notice. The transactions of any meeting of the Board of Directors or any committee of it, however called and noticed or wherever held, will be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to hold such meeting, or an approval of the minutes of it. All such waivers, consents or approvals must be filed with the corporate records or made a part of the minutes of the meeting.

3.4       Action Without Meeting. Any action required or permitted to be taken by the Board of Directors at any meeting or at any meeting of a committee may be taken without a meeting if all members of the Board of Directors or such committee consent in writing and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or such committee.

3.5       Compensation of Directors. Unless otherwise restricted by law, the Certificate of Incorporation, or these Bylaws, the Board of Directors has the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors, a stated salary as director or other compensation (i.e., stock options). No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees of the Board of Directors may be allowed like compensation for attending committee meetings.

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3.6       Committees of the Board.

(a)               Committees. The Board of Directors may, by resolution adopted by a majority of the Board of Directors, designate one or more committees of the Board of Directors, each committee to consist of one or more directors. Each such committee, to the extent permitted by law, the Certificate of Incorporation, and these Bylaws, will have and may exercise such of the powers of the Board of Directors in the management and affairs of the Corporation as may be prescribed by the resolutions creating such committee. Such committee or committees will have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of such committee who are present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Board of Directors has the power, at any time for any reason, to change the members of any such committee, to fill vacancies, and to discontinue any such committee.

(b)               Minutes of Meetings. Each committee must keep regular minutes of its meetings and report the same to the Board of Directors when required.

3.7       Interested Directors. In addition to the statutory and corporate common law of the State of Delaware, no contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, will be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee of it which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose if: (a) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (b) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee of it or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

4. OFFICERS

4.1       Officers.

(A)               Number..The officers of the Corporation will be chosen by the Board of Directors and may include a Chairman of the Board of Directors (who must be a director as chosen by the Board of Directors) and will include a President, a Secretary, and a Treasurer. The Board of Directors also may appoint one or more Vice Presidents, Assistant Secretaries, or Assistant Treasurers and such other officers and agents with such powers and duties as it deems necessary. Any Vice President may be given such specific designation as may be determined from time to time by the Board of Directors. Any number of offices may be held by the same person, and unless otherwise required by law, the Certificate of Incorporation, or these Bylaws. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

(b)               Election and Term of Office. The officers will be elected annually by the Board of Directors at its regular meeting following the annual meeting of the stockholders and each officer will hold office until the next annual election of officers and until such officer’s successor is elected and qualified, or until such officer’s death, resignation or removal. Any officer may be removed at any time, with or without cause, by a vote of the majority of the whole Board of Directors. Any vacancy occurring in any office may be filled by the Board of Directors.

(c)                Salaries. The salaries of all officers of the Corporation will be fixed by the Board of Directors or a committee of it from time to time.

4.2       Chairman of the Board of Directors. The Chairman of the Board of Directors, if there is a Chairman, will preside at all meetings of the stockholders and the Board of Directors and will have such other power and authority as may from time to time be assigned by the Board of Directors.

4.3       Chief Executive Officer. Subject to the supervision of the Board of Directors, the Chief Executive Officer will have general management of the business and property of the Corporation in the ordinary course of its business with all such powers with respect to such business and property as may be reasonably incident to such responsibilities, including, but not limited to, the power to employ, discharge, or suspend employees and agents of the Corporation, to fix the compensation of the Corporation; employees and agents, and to suspend, with or without cause and for any reason or for no reason, any officer of the Corporation pending final action by the Board of Directors with respect to continued suspension, removal, or reinstatement of such officer. The Chief Executive Officer will see that all orders and resolutions of the Board of Directors are carried into effect and will perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe.

4.4       President. In the absence of a Chief Executive Officer, the President will be the chief executive officer of the Corporation. Subject to the supervision of the Board of Directors and the Chief Executive Officer, the President will have general management of the business and property of the Corporation in the ordinary course of its business with all such powers with respect to such business and property as may be reasonably incident to such responsibilities, including, but not limited to, the power to employ, discharge, or suspend employees and agents of the Corporation, to fix the compensation of employees and agents, and to suspend, with or without cause and for any reason or no reason, any officer of the Corporation (except for the Chief Executive Officer) pending final action by the Board of Directors with respect to continued suspension, removal, or reinstatement of such officer. The President will see that all orders and resolutions of the Board of Directors are carried into effect and will perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe. The President may appoint and designate such persons as the President deems necessary or appropriate to carry out designated tasks on behalf of the President or the Corporation and any such designated person will report directly to the President in connection with such designated tasks.

4.5       Vice Presidents. Each Vice President will have such powers and duties as may be prescribed by the Board of Directors or as may be delegated from time to time by the Chief Executive Officer and the President and (in the order as designated by the Board of Directors, or in the absence of such designation, as determined by the length of time each has held the office of Vice President continuously) will exercise the powers of the President during the President’s absence or inability to act and will perform such other duties as the Board of Directors, Chief Executive Officer, or President will from time to time prescribe.

4.6       Secretary. The Secretary will maintain minutes of all meetings of the Board of Directors, of any committee, and of the stockholders or consents in lieu of such minutes in the Corporation’s Minute Book, and will cause notice of such meetings to be given when requested by any person authorized to call such meetings. The Secretary may sign with the Chief Executive Officer or President, in the name of the Corporation, contracts of the Corporation and affix the seal of the Corporation thereto. The Secretary will have charge of the certificate books, stock transfer books, and stock papers as the Board of Directors may direct, all of which will at all reasonable times be open to inspection by any Director at the office of the Corporation during business hours. The Secretary will perform such other duties as may be prescribed by the Board of Directors or as may be delegated from time to time by the Chief Executive Officer or the President.

4.7       Assistant Secretaries. Each Assistant Secretary will perform such other duties as may be prescribed by the Board of Directors or as may be delegated from time to time by the Chief Executive Officer or the President. The Assistant Secretaries (in the order designated by the Board of Directors or, in the absence of such designation, as determined by the length of time each has held the office of Assistant Secretary continuously) will exercise the powers of the Secretary during the Secretary’s absence or inability to act.

4.8       Treasurer. The Treasurer will have custody of the Corporation’s funds and securities, will keep full and accurate accounts of receipts and disbursements, and will deposit all monies and valuable effects in the name and to the credit of the Corporation in such depository or depositories as may be designated by the Board of Directors. The Treasurer will audit all payrolls and vouchers of the Corporation, receive, audit, and consolidate all operating and financial statements of the Corporation and its various departments, will supervise the accounting and auditing practices of the Corporation, and will have charge of matters relating to taxation. Additionally, the Treasurer will have the power to endorse for deposit, collection, or otherwise all checks, drafts, notes, bills of exchange, and other commercial paper payable to the Corporation and to give proper receipts and discharges for all payments to the Corporation. The Treasurer will perform such other duties as may be prescribed by the Board of Directors or as may be delegated from time to time by the Chief Executive Officer or President.

4.9       Assistant Treasurers. Each Assistant Treasurer will perform such other duties as may be prescribed by the Board of Directors or as may be delegated from time to time by the Chief Executive Officer or the President. The Assistant Treasurers (in the order as designated by the Board of Directors, or in the absence of such designation, as determined by the length of time each has held the office of Assistant Treasurers continuously) will exercise the powers of the Treasurer during that the Treasurer’s absence or inability to act.

5. LIABILITY, INDEMNIFICATION AND INSURANCE

5.1       No Personal Liability. No person who is or was a director of the Corporation shall be personally liable to the Corporation for monetary damages for breach of fiduciary duty as a director unless, and only to the extent that, such director is liable: (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the DGCL or any amendment thereto or successor provision thereto; or (d) for any transaction from which the director derived an improper personal benefit. No amendment to, repeal, or adoption of any provision of the Certificate of Incorporation or these Bylaws inconsistent with this article shall apply to or have any effect on any liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal or adoption of any inconsistent provision. If the DGCL is amended after approval by the stockholders of this Section 5.1 to authorize corporate action further eliminating or limiting the personal liability of directors then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

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5.2       Indemnification of Agents. The Corporation is authorized to provide indemnification of agents (as defined in Section 145 of the DGCL) for any breach of duty to the Corporation and its stockholders through bylaw provisions, through agreements with the agents, and/or through stockholder resolutions, or otherwise, in excess of the indemnification otherwise permitted by Section 145 of the DGCL.

5.3       Right to Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (a “Proceeding”), whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts (including those paid in settlement) actually and reasonably incurred by such person in connection with such Proceeding, if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such conduct was unlawful. Notwithstanding the foregoing, the Corporation is not obligated to indemnify any director or officer in connection with any threatened, pending or completed Proceeding (including any action or suit by or in the right of the Corporation) initiated by such director or officer unless: (a) the Proceeding was authorized by the Board of Directors of the Corporation; or (b) the Proceeding is to enforce rights to indemnification under these Bylaws, the Certificate of Incorporation of the Corporation or any agreement between a director or officer and the Corporation.

5.4       Permissible Indemnification. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed Proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts (including those paid in settlement) actually and reasonably incurred by such person in connection with such Proceeding, if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such conduct was unlawful.

5.5       Indemnification Against Expenses. To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any Proceeding referred to in Section 5.3, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

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5.6       Indemnification in Good Faith. Any indemnification under Section 5.3, 5.4, or 5.5 (unless ordered by a court) shall be promptly made in good faith by the Corporation; provided, that any such indemnification under Section 5.3 shall be made only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such paragraph. Such determination shall be made: (a) by the Board of Directors of the Corporation by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; (b) if such a quorum is not obtainable, or, even if obtainable, and a quorum of disinterested directors so elects, by independent legal counsel in a written opinion; or (c) by the stockholders of the Corporation.

5.7       Payment of Expenses. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation authorized in this Article 5. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Director of the Corporation deems appropriate.

5.8       Non-Exclusivity of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 5 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

5.9       Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of Section 145 of the DGCL.

5.10 Breadth of Indemnification. For purposes of this Article 5, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, or agents so that any person who is or was a director, officer, employee, or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the position under the provisions of this Article 5 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

5.11 Continuation of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 5 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

5.12 Amendment. Any amendment, repeal or modification of this Article 5 shall be prospective and shall not affect the rights under this Article 5 in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

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6. CERTIFICATES FOR SHARES AND THEIR TRANSFER

6.1       Certificates for Shares. Unless otherwise provided by a resolution of the Board of

Directors, the shares of the Corporation will not be represented by a certificate. If certificated, the certificates of stock of the Corporation will be numbered and entered in the books of the Corporation as they are issued. They will exhibit the holder’s name and number of shares and will be signed by or in the name of the Corporation by: (a) the President or any Vice President; and (b) the Treasurer, any Assistant Treasurer, the Secretary, or any Assistant Secretary. Any or all of the signatures on a certificate may be facsimile. In case any officer of the Corporation, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon such certificate, will have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issuance.

6.2       Classes of Stock.

(a)                If the Corporation is authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences, and relative participating, optional, or other special rights of each class of stock or series thereof and the qualification, limitations, or restrictions of such preferences or rights will be set forth in full or summarized on the face or back of the certificate that the Corporation issues to represent such class or series of stock; provided, however, that, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the Corporation will issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences, and relative participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

(b)               Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation will send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to applicable law or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences, and relative participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

6.3       Transfer. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, the Corporation will issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares will be canceled, issuance of new equivalent uncertificated shares or certificated shares will be made to the person entitled thereto and the transaction will be recorded upon the books of the Corporation.

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6.4       Record Owner. The Corporation is entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and, accordingly, will not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it will have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

6.5       Lost Certificates. The Board of Directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit, in form and substance acceptable to the Corporation, of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issuance of a new certificate or certificates or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as the Board of Directors will require and to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

7. MISCELLANEOUS

7.1       Record Date.

(a)                In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which will not be more than 70 nor less than 10 days prior to the date of such meeting nor more than 70 days prior to any other action. If not fixed by the Board of Directors, the record date will be determined as provided by law.

(b)               A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders will apply to any adjournments of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

(c)                Holders of stock on the record date fixed by the Board of Directors are entitled to notice and to vote or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of the shares on the books of the Corporation after the record date, except as otherwise provided by agreement, the Certificate of Incorporation, or these Bylaws.

7.2       Execution of Instruments. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other persons, to execute any corporate instrument or document or to sign the corporate name without limitation, except where otherwise provided by law, the Certificate of Incorporation, or these Bylaws. Such designation may be general or confined to specific instances.

7.3       Voting of Securities Owned by the Corporation. All stock and other securities of other corporations held by the Corporation must be voted, and all proxies with respect thereto must be executed, by the person so authorized by resolution of the Board of Directors, or, in the absence of such authorization, by the President.

7.4       Corporate Seal. A corporate seal will not be requisite to the validity of any instrument executed by or on behalf of the Corporation. If a corporate seal is used, the same will be at the pleasure of the officer affixing seal either: (a) a circle having on the circumference thereof the words “Apex 11 Inc.” and in the center “Incorporated - 2013, Delaware”; or (b) a seal containing the words “Corporate Seal” in the center of it.

7.5       Construction and Definitions. Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL and the Certificate of Incorporation will govern the construction of these Bylaws.

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7.6       Amendments. Unless otherwise restricted by law or the Certificate of Incorporation, these Bylaws may be altered, amended, or repealed by a majority vote of the Board of Directors or the stockholders.

The undersigned, the Chief Executive Officer of the Corporation, hereby certifies that the foregoing Amended and Restated Bylaws were adopted by the Board of Directors of the Corporation on July 31, 2018.

By:_______________________________________

Anthony J. Iarocci, Jr., Chief Executive Officer

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